UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

December 8, 2025

Date of Report (date of earliest event reported)

INGEVITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37586	47-4027764
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4920 O’Hear Avenue Suite 400	North Charleston	South Carolina	29405
	(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: 843-740-2300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	NGVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Financial Officer Transition

On December 8, 2025, Ingevity Corporation (“Ingevity” or the “Company”) announced that Mary Dean Hall, Executive Vice President and Chief Financial Officer (“CFO”) of the Company, will transition from her current role, effective May 1, 2026. Following her transition from Executive Vice President and CFO, Ms. Hall will continue to support the Company in an advisory capacity for a period of one year.

The Company also announced that Phillip J. Platt, who currently serves as Senior Vice President, Finance and Chief Accounting Officer of Ingevity, has been appointed as Ms. Hall’s successor as Senior Vice President and CFO and as a member of the executive leadership team, effective May 1, 2026.

Biographical Information

Mr. Platt, age 44, joined Ingevity in 2015 as Chief Accounting Officer and Corporate Controller. Since joining the Company, Mr. Platt has held other key finance leadership roles, including Vice President of Financial Planning and Business Transformation Lead, where he led the implementation of the company’s global ERP system, while serving as the Company’s Chief Accounting Officer. Since becoming Senior Vice President, Finance, in 2024, he has led the Financial Reporting and Analysis, Treasury, Investor Relations, and Business Transformation teams in addition to his duties as the Company’s Chief Accounting Officer. Mr. Platt is a certified public accountant and received a BBA, Accounting from Temple University. Mr. Platt’s experience in both overseeing global finance operations and driving technology-enabled process enhancements positions him to guide the Company’s financial strategy and makes him well-suited to support the Company’s long-term growth.

Mr. Platt has no family relationships with any director or executive officer of Ingevity. There are no arrangements or understandings between Mr. Platt and any other person pursuant to which Mr. Platt was selected as Senior Vice President and CFO of Ingevity.

Performance Chemicals Leadership Transition

Also on December 8, 2025, the Company announced that Richard White, Senior Vice President and President, Performance Chemicals, will depart the Company on May 1, 2026. Prior to Mr. White’s departure, effective January 1, 2026, he will transition to a special projects role.

ITEM 7.01. REGULATION fd DISCLOSURE

On December 8, 2025, Ingevity issued a press release announcing the CFO and Performance Chemicals leadership transitions, as well as the appointment of Clarence Reid Clontz, Jr. to the role of Senior Vice President, Operations.

A copy of the press release announcing the leadership transitions from the Company referenced in this Current Report on Form 8-K (this “Current Report”) is furnished as Exhibit 99.1 to this Current Report.

The information furnished under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release, dated December 8, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGEVITY CORPORATION
(Registrant)

By:	/s/ Mary Dean Hall
Mary Dean Hall
Executive Vice President and Chief Financial Officer

Date: December 8, 2025

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